UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

IDdriven, Inc.
(Name of Registrant As Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IDdriven, Inc.

13355 Moss Rock Dr.

Auburn, CA 95602

August 31, 2017

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

On June 30, 2017, the board of directors of IDdriven, Inc. (“IDdriven”) and on July 28, 2017 stockholders holding a majority of IDdriven’s voting power took action by written consent to approve the following action:

•

Approve an amendment to our amended and restated articles of incorporation (the “Restated Articles”), to increase our authorized Common Stock, par value $.001 per share, from 2,000,000,000 to 10,000,000,000 shares (the “Share Increase”).

The Share Increase is hereinafter referred to as the “Amendment.”

Stockholders of record at the close of business on June 30, 2017 are entitled to notice of this stockholder action by written consent. Because this action has been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Amendment will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this Notice. We anticipate that the Amendment will become effective on or about September 20, 2017, at such time as a certificate of amendment to our Restated Articles is filed with the Secretary of State of Nevada.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this Information Statement carefully. It describes the essential terms of the action to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Arend D. Verweij
Arend D. Verweij
Chief Executive Officer

Auburn, California

August 31, 2017

IDdriven, Inc.

13355 Moss Rock Dr.

Auburn, CA 95602

August 31, 2017

INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be sent or given on or about August 31, 2017, to the stockholders of record, as of June 30, 2017 (the “Record Date”), of IDdriven, Inc., a Nevada corporation (hereinafter referred to as “we,” “us,” “our,” “IDDR” or the “Company”). This Information Statement is being circulated to advise stockholders of an action already approved and taken without a meeting by written consent of a stockholder who holds a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The action to be effective at least 20 days after the mailing of this Information Statement is as follows:

•

Approve an amendment to our amended and restated articles of incorporation (the “Restated Articles”), to increase our authorized Common Stock, par value $.001 per share, from 2,000,000,000 to 10,000,000,000 shares (the “Share Increase”).

The Share Increase is hereinafter referred to as the “Amendment.”

On June 30, 2017, our board of directors unanimously approved the Amendment. Subsequent to our board of directors’ approval of the Amendment, the holders of a majority of the voting power of our voting stock approved, by written consent, the Amendment on July 28, 2017. The consenting stockholders who are comprised of members of our executive officers and directors and their approximate ownership percentage of our voting stock as of June 30, 2017, which total in the aggregate 83.9% of the voting rights under our Restated Articles, is as follows:

Shareholder Name and Affiliation	Type of Stock	Shares Beneficially Held	No. of Votes		Percent of Total Votes

Sterling Skies B.V., an entity controlled by Remy de Vries,	Common	18,660,000	18,660,000		3.6%
Chief Technology Officer of the Corporation	Series B Preferred	500,000	125,000,000	(1)	24.4%

Berlisa B.V., an entity controlled by Geurt van Wijk,	Common	18,660,000	18,660,000		3.6%
Chief Operating Officer and a Director of the Corporation	Series B Preferred	500,000	125,000,000	(1)	24.4%

Eagle Consulting LLC, an entity controlled by Arend D. Verweij,	Common	17,910,000	17,910,000		3.5%
Chief Executive Officer and a Director of the Corporation	Series B Preferred	500,000	125,000,000	(1)	24.4%

Total Shares/Votes	Common	55,230,000	55,230,000		10.7%
	Series B Preferred	1,500,000	375,000,000		73.2%

Totals			430,230,000		83.9%

__________

(1)

Each share of Series B Preferred Stock entitles the holder to 250 votes on all matters submitted to a vote of the Company’s stockholders. In the event that such votes do not total at least 51% of all votes, then the votes cast by the holders of the Series B Preferred Stock shall be equal to 51% of all votes cast at any meeting of the Company’s stockholders or any issue put to the stockholders for voting.

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We expect that the Amendment will be effective on or about September 20, 2017, at such time as a certificate of amendment to our Restated Articles is filed with the Secretary of State of Nevada.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to our stockholders. The Amendment will be effective after the expiration of such 20-day period, at such time as a certificate of amendment to our Restated Articles is filed with the Secretary of State of Nevada.

DISSENTERS’ RIGHTS

There are no rights of appraisal or similar rights of dissenters with respect to any matter described in this Information Statement.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on June 30, 2017, the Record Date, are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of (i) 2,000,000,000 shares of common stock with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001 per share. As of the Record Date, there were: (i) 132,392,122 shares of common stock issued and outstanding, held by 27 holders of record. Each share of common stock is entitled to one vote per share, (ii) no shares of Series A Convertible Preferred Stock (the Series A Preferred Stock is non-voting) and (iii) 1,500,000 shares of Series B Preferred Stock. Each share of Series B Preferred Stock is entitled to 250 votes per share.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTER DESCRIBED HEREIN.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the action described in this Information Statement is authorized by Section 78.320(2) of the Nevada Revised Statutes. Section 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the action disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of the Company’s voting power to approve the action described in this Information Statement.

AMENDMENT OF OUR ARTICLES TO INCREASE OUR AUTHORIZED

COMMON STOCK, PAR VALUE $.001 PER SHARE, FROM 2,000,000,000 TO 10,000,000,000 SHARES

On June 30, 2017, our board of directors and stockholders holding a majority of our voting power approved the Amendment, which will have the effect of increasing our authorized Common Stock, par value $.001 per share, from 2,000,000,000 to 10,000,000,000 shares. The text of the form of Share Increase is included in the Amendment which will be filed with the Nevada Secretary of State is included as Exhibit A to this Information Statement.

We currently have authorized capital stock of 2,010,000,000 shares, of which 2,000,000,000 shares are common stock and 10,000,000 are preferred stock, of which 808,000 shares are designated Series A Convertible Preferred Stock and 1,500,000 shares are designated Series B Preferred Stock. As of the Record Date, we have issued and outstanding: (i) 132,392,122 shares of common stock, (ii) no shares of Series A Convertible Preferred Stock and (iii) 1,500,000 shares of Series B Preferred Stock. Upon effectiveness of the Amendment, our authorized capital stock will consist of 5,010,000,000 shares, of which 10,000,000,000 will be common stock and 10,000,000 will be preferred stock, of which 808,000 shares are designated Series A Convertible Preferred Stock and 1,500,000 shares are designated Series B Preferred Stock. The remaining authorized but undesignated shares of preferred stock shall have such designations, rights and preferences as our board of directors may determine from time to time.

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Purposes of the Increase in Authorized Shares of Common Stock

Having an increased number of authorized but unissued shares of our capital stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. In addition, the additional shares of common stock will allow us to issue such shares in connection with the conversion of certain convertible debt and equity instruments, such as convertible debentures and convertible preferred stock. There will be no change in the number of authorized preferred shares as a result of the increase in authorized shares. The shares of preferred stock would be available for issuance from time to time as determined by our board of directors for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, and issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets. Notwithstanding the foregoing, we have no obligation to issue such shares and there are no plans, proposals or arrangements currently contemplated by us that would involve the issuance of the preferred shares to acquire another company or its assets, or for any other corporate purpose stated. In connection with the anticipated continued growth of our business, our board of directors believes it is in our best interests to increase the number of authorized shares of capital stock and to create a class of preferred stock. The additional capital stock can provide flexibility in structuring the terms of any future agreements, as well as any future financing and recapitalization efforts.

Potential Anti-Takeover Effects of the Increase in Capital Stock

Any additional issuance of common or preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of common or preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The ability of our board of directors to issue such additional shares of common stock and/or to designate one or more series or classes of preferred stock for issuance could discourage an attempt by a party to acquire control of our company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of common or preferred stock to persons whose interests are aligned with that of our board of directors could make it more difficult to remove incumbent officers and directors from office, even if such change were to be favorable to stockholders generally.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction for the combination of our company with another company), the Amendment was not proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to the board and our stockholders.

To the extent that the increase in the number of authorized shares may have anti-takeover effects, the Amendment, when effected, may encourage persons seeking to acquire us to negotiate directly with our board of directors, enabling our board to consider a proposed transaction in a manner that best serves our stockholders’ interests.

Our board believes that it is advisable and in the best interests of our company to have available authorized but undesignated shares of preferred stock in an amount adequate to provide for our future needs. The designation of one or more classes or series of preferred stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions. We have no present plans or commitments for the issuance or use of the proposed shares of preferred stock in connection with any financing.

Procedure for Effecting the Amendment of our Restated Articles

The Amendment will become effective at such time as a certificate of amendment to our Restated Articles is filed with the Secretary of State of Nevada. Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to our stockholders. We expect to file a certificate of amendment to our Restated Articles with the Secretary of State of Nevada effective on or about September 20, 2017.

Vote Required

Pursuant to NRS 78.385 and 78.390, the approval of the Share Increase required a majority of our outstanding voting capital stock. As discussed above, the Consenting Stockholders have consented to the Share Increase.

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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

•	Any director or officer of our Company,

•	Any proposed nominee for election as a director of our Company, and

•	Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he intends to oppose the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common and preferred stock as of June 30, 2017 by the following persons:

•	Each person known by the Company to beneficially own more than 5% of the Company’s outstanding common stock,

•	Each of the named executive officers (as defined in Item 402 of Regulation S-K),

•	Each of our directors, and

•	All of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from June 30, 2017, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from June 30, 2017.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 30, 2017, for (i) each person known by us to be a beneficial owner of 5% or more of our outstanding common stock; (ii) each executive officer and director; and (iii) all directors and executive officers as a group. As of June 30, 2017, we had 132,392,122 shares of common stock outstanding, no shares of Series A Preferred Stock outstanding, options to purchase 8,173,686 shares of common stock outstanding, warrants to purchase 9,587,255 shares of common stock outstanding, and 1,500,000 shares of Series B preferred stock outstanding. The Series A Preferred Stock is non-voting and the Series B Preferred Stock is entitled to 250 votes per share and collectively, as a group, 51% of the outstanding voting control of our stockholders.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of June 30, 2017. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of June 30, 2017 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of our directors and officers is c/o IDdriven, Inc., 13355 Moss Rock Dr., Auburn, CA 95602.

	Common Stock		Series B Preferred Stock
Name of Beneficial Owner	Number	% of Total	Number	% of Total

Named Executive Officers and Directors:

Arend D. Verweij(1)	18,931,710	13.6%	500,000	33 1/3%
Geurt van Wijk(2)	19,511,426	14.0%	500,000	33 1/3%
Remy de Vries(3)	19,511,426	14.0%	500,000	33 1/3%
All executive officers and directors as a group (3 persons)	57,954,562	41.6%	1,500,000	100.0%
__________

*	None of the above named persons own any shares of the Series A Convertible Preferred Stock.

(1)

Shares held by Eagle Consulting LLC. Mr. Verweij has a pecuniary interest in and exercises voting and dispositive control over 100% of the Company’s common stock owned by Eagle Consulting LLC. Amount includes 17,910,000 shares held by Eagle Consulting LLC and options to purchase 1,021,710 shares of common stock at an exercise price of $.0587 per share expiring on December 21, 2020.

(2)

Shares held by Berlisa B.V. Mr. van Wijk has a pecuniary interest in and exercises voting and dispositive control over 100% of the Company’s common stock owned by Berlisa B.V. Amount includes 18,660,000 shares held by Berlisa B.V. and options to purchase 851,426 shares of common stock at an exercise price of $.0587 per share expiring on December 21, 2020.

(3)

Shares held by Sterling Skies B.V. Mr. de Vries has a pecuniary interest in and exercises voting and dispositive control over 100% of the Company’s common stock owned by Sterling Skies B.V. Amount includes 18,660,000 shares held by Sterling Skies B.V. and options to purchase 851,426 shares of common stock at an exercise price of $.0587 per share expiring on December 21, 2020.

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Changes in Control

We are unaware of any contract of other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR system. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to IDdriven, Inc., 13355 Moss Rock Dr., Auburn, CA 95602, Attn: Arend D. Verweij, Chief Executive Officer, or by telephoning the Company at (415) 226-7773. Our principal executive office is located at 13355 Moss Rock Dr., Auburn, CA 95602. Our corporate website is www.iddriven.com. and our phone number is (415) 226-7773.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to IDdriven, Inc., 13355 Moss Rock Dr., Auburn, CA 95602, Attn: Arend D. Verweij, Chief Executive Officer, or by telephoning the Company at (415) 226-7773.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

NO ADDITIONAL ACTION IS REQUIRED BY OUR STOCKHOLDERS IN CONNECTION WITH THESE ACTIONS. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR STOCKHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST 20 DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

IDdriven, Inc.

/s/ Arend D. Verweij
Arend D. Verweij
Chief Executive Officer

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EXHIBIT A

ARTICLES OF AMENDMENT TO

To

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

IDDRIVEN, INC.

Pursuant to NRS 78.390 under Nevada General Corporation Law (Title 7, Chapter 78 of the Nevada Revised Statutes), IDDRIVEN, INC., a Nevada corporation (the “Corporation”), pursuant to these Articles of Amendment to Amended and Restated Articles of Incorporation of the Corporation (“Articles of Amendment”) hereby amends its Amended and Restated Articles of Incorporation (the “Articles”), as follows:

1. Article IV - Capital Stock is hereby amended by deleting Section 1 and replacing it with the following:

Section 1. Authorized Capital Stock. The aggregate number of shares which the Corporation shall have the authority to issue is 10,010,000,000 shares, of which 10,000,000,000 shares shall be Common Stock, par value $.001 per share (the “Common Stock”) and 10,000,000 shares shall be Preferred Stock, par value $.001 per share (the “Preferred Stock”) of which, 808,000 shares have been previously designated as Series A Preferred Stock (the “Series A Preferred Stock”) and 1,500,000 shares have been previously designated as Series B Preferred Stock (the “Series B Preferred Stock”).

2. Effective Date. The effective date of these Articles of Amendment shall be the close of business on the date of the date of filing with Nevada Secretary of State.

3. Adoption of Amendment.

(a) These Articles of Amendment were approved by the Board of Directors of the Corporation by unanimous written consent in lieu of meeting on June 30, 2017.

(b) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 83.8%.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of September [__], 2017.

IDDRIVEN, INC.

By:
Name:	Arend D. Verweij
Title:	Chief Executive Officer

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